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                                                                   EXHIBIT 10.18

                               Amendment to the
            Retainer Continuation Plan for Independent Directors of
                    The Dime Savings Bank of New York, FSB

                            EFFECTIVE MARCH 1, 1997


     1. The first sentence of the text of Section 4.2 is amended to provide as follows:

     "The Plan Benefit of a Participant who has ceased to serve as an Independent Director shall be payable in monthly installments (or in installments with such other frequency as is determined by the Committee) commencing on the first day of any month designated by the Participant, or such other date as is determined by the Committee."